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[SAFECO logo]                                                                                         SAFECO Life Insurance Company
                                                                                                      P.O. Box 34690
                                                                                                      Seattle, WA  98124-1690
                                                                                                      Telephone 1-800-4SAFECO
                                                                                                      TTY/TDD 1-800-833-6388
                                                  Spinnaker9r) Advisor Variable Annuity

                                          Section 457 Plan Information and Services Agreement
                                            and Group Deferred Variable Annuity Application


An eligible Section 457 Plan has been established with SAFECO Life Insurance Company for
                                                                       , hereafter referred to as the Employer.  The Employer named above certifies it is eligible to sponsor a Section 457 Deferred Compensation Plan.  For employers of state or local government, the assets will be held in an annuity contract for the exclusive benefit of the participants and their beneficiaries.  The Plan document should incorporate this same language to provide for maximum flexibility in Plan investment options.  The Employer is a:

 []    Governmental Entity
 []    Tax-Exempt Organization under 501(c)
       A copy of the organization's IRS Letter of Determination regarding tax-exempt status is attached.

If the Employer is a tax-exempt organization under IRC Section 501(c), the Plan must be established for the exclusive benefit of its management staff only.


Employer's Address                          City                  State         Zip Code         Telephone Number (Area Code)


By this agreement, the Employer provides pre-authorization for SAFECO to accept the following instruction directly from a participant under the Plan:

(Please select and initial each approved transaction.)

[]                    Change of beneficiary.
[]                    Change of name.
[]                    Change of address.
[]                    Change of investment selection.
[]                    Transfer from one investment to another.
[]                    Change of servicing agent.
[]                    Required Minimum Distributions.

Transactions that require the approval and signature of a designated individual(s) under the Plan include:
o        Withdrawals, including excess deferrals, unforeseeable emergencies, disability determinations, and death benefits.
o        Benefit elections at separation from service.
o        Social Security Number changes.
o        Transfer to another qualified plan.
o        Domestic relations orders.

Contribution Limits -

Participants may contribute an annual maximum of 100% of compensation to the annual elective deferral limit indexed to adjust for the cost of living. If the Employer contributes to the Plan or the employee participates in more than one Section 457 Plan or other elective deferral plan, the total of all annual contributions must be aggregated and may not exceed the annual dollar limit, as indexed for 457 plans.

Contribution types to be remitted:

[]     Salary Reduction                 []      Employer            []       Employee Mandatory             []       Employer Match

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Billing Information -

Billings desired:      []    Yes    []     No

If yes, select billing frequency:      []   Weekly                 []    Monthly                           []     Quarterly
                                       []   Bi-Weekly              []    Semi-Monthly (24 pays)            []     Annually

Select date(s) you wish to receive billing reminders: []   5th     []  10th    []   15th     []   20th    []    25th      []   30th
Billing address, if different from above:


Address                                                                City                          State             Zip Code


To the Attention of:                                                                    Telephone (Area Code)

Benefit Elections -

It is the Employer's responsibility to inform its employees of the rules applicable to the Plan, both at the time of enrollment in the Plan and at separation of service.  A participant in a Section 457 Plan must make a benefit election no later than 60 days following the Plan year-end after separation from service.  The benefit election is a one-time irrevocable choice and should be carefully considered. For benefits extending over more than one year, the benefit is required to be non-increasing. This means that if the employee chooses a level dollar benefit, it must be large enough to satisfy the IRS Required Minimum Distributions at age
70 1/2 without increasing the benefit. Benefits over life expectancy or joint life expectancy will automatically meet these requirements. Benefits are taxable when paid or made available to the participant or beneficiary.

A participant may elect to defer the benefit election to a specified date or age in the future, but this is also an irrevocable one-time choice and should be made with care.  Benefits may not be deferred beyond the required beginning date, generally by April following the later of the year the participant attains age 70 1/2 or the year the participant retires.

Once a benefit is selected it may not be altered in any way or the participant risks being in constructive receipt and the entire account balance becomes immediately taxable.  However, the participant may elect to receive the entire account balance in a taxable lump sum distribution at any time.

Rules for Eligible Plans of Governmental Entities -

An eligible governmental 457 Plan may permit participants who are currently entitled to be paid to change their previously irrevocable payment elections.  The direct rollover rules applicable to qualified plans apply to the distributions from eligible governmental 457 plans.  Amounts deferred under an eligible governmental plan may not be paid to a participant or beneficiary before the participant has severed employment with the employer.  Benefits may not be deferred beyond the required beginning date, generally by April 1 following the later of the year the participant attains age 70 1/2 or the year the participant retires.
Benefits are not taxable until actually paid to the participant or beneficiary.

Taxation of Distributions -

Do you wish to have SAFECO act as the tax reporting agent on the Section 457 Plan?  This election will apply to all participants in your plan.

[]       Yes.  IRS Form 2678 is attached authorizing SAFECO to act in this capacity.
[]       No.  We will do our own taxation of distributions from the Plan.


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Approval of Transactions -

Please list below the names and signatures of person(s) authorized to approve the transactions listed above from this Plan.


Print Name                                                                 Signature


Print Name                                                                 Signature


Print Name                                                                 Signature

If more than one person is authorized to approve transactions, please indicate the number of signatures required on any request.
[]     Any one              []    Any two            []        Other

Suitability of a Variable Annuity -

Have you received a current prospectus?            []       Yes      []      No

Do you understand that when contract values and annuity payments are based on investment performance of the Separate Account, the
dollar amounts cannot be predicted or guaranteed?                                          []     Yes      []     No

Do you understand that withdrawals from the Guaranteed Interest Period Fixed Account Option before the end of the Guaranteed Period
will be subject to a market value adjustment that will increase or decrease the cash surrender benefit? []  Yes        []      No

Is the contract in accord with the objectives and anticipated financial needs of the Plan for which it is being purchased?
   []  Yes      []    No

To be completed by SAFECO Investment Services, Inc. Registered Representatives only (check one):
  []     Recommendation made to Trustee(s) only - not to Plan Participants.
  []     Recommendation made to Plan Participant(s).  You must attach a Client Account Form / Order Ticket SIS-100 for each
         Participant to whom a recommendation was made.

Acceptance of the Contract -

Acceptance of the Contract by the Employer when it is issued will constitute approval of the provisions of the Contract as being in accord with this application and services agreement.

I hereby certify that the answers to the questions above are true to the best of my knowledge and belief.

Signed at                                                         this                day of                         ,             .


Plan Administrator's Name                                              Signature of Plan Administrator


Registered Representative's Name                                       Stat #                                                 %


Registered Representative's Name                                       Stat #                                                 %


Agency                                                                 Telephone Number (Area Code)


Registered Representative's Signature                                  State/Location ID #


Registered Representative's Signature                                  State/Location ID #

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